SLM Student Loan Trust 2002-8
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 06/01/04-08/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$740,711,838.38	$(91,946,632.14)	$648,765,206.24
	ii	Interest to be Capitalized	19,959,229.02		16,415,077.47

	iii	Total Pool	$760,671,067.40		$665,180,283.71

	iv	Specified Reserve Account Balance	1,901,677.67		1,662,950.71

	v	Total Adjusted Pool	$762,572,745.07		$666,843,234.42

B	i	Weighted Average Coupon (WAC)	3.411%		3.378%
	ii	Weighted Average Remaining Term	117.84		116.70
	iii	Number of Loans	213,057		194,186
	iv	Number of Borrowers	104,752		96,833
	v	Aggregate Outstanding Principal Balance - T-Bill	$387,843,840.70		$326,022,995.16
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$372,827,226.70		$339,157,288.55

						% of		% of
	Notes			Spread	Balance 06/15/04	O/S Securities	Balance 09/15/04	O/S Securities
C	i	A-1 Notes	78442GEZ5	0.020%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GFA9	0.040%	135,610,745.07	17.783%	39,881,234.42	5.981%
	iii	A-3 Notes	78442GFB7	0.100%	173,000,000.00	22.686%	173,000,000.00	25.943%
	iv	A-4 Notes	78442GFC5	0.200%	418,503,000.00	54.880%	418,503,000.00	62.760%
	vi	B Notes	78442GFD3	0.500%	35,459,000.00	4.650%	35,459,000.00	5.317%

	vii	Total Notes			$762,572,745.07	100.000%	$666,843,234.42	100.000%

Reserve Account			6/15/2004	9/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,901,677.67	$1,662,950.71
	iv	Reserve Account Floor Balance ($)	$1,170,259.00	$1,170,259.00
	v	Current Reserve Acct Balance ($)	$1,901,677.67	$1,662,950.71

	Capitalized Interest Account		6/15/2004	9/15/2004
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

II. 2002-8 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$93,374,357.27
	ii	Principal Collections from Guarantor	3,167,520.49
	iii	Principal Reimbursements	132,900.76
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$96,674,778.52

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$57,866.64
	ii	Capitalized Interest	(4,786,013.02)

	iii	Total Non-Cash Principal Activity	$(4,728,146.38)

C	Total Student Loan Principal Activity		$91,946,632.14

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,218,961.94
	ii	Interest Claims Received from Guarantors	95,092.14
	iii	Collection Fees/Returned Items	20,450.46
	iv	Late Fee Reimbursements	135,052.74
	v	Interest Reimbursements	33,980.05
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	303,733.16
	viii	Subsidy Payments	1,445,845.30

	ix	Total Interest Collections	$5,253,115.79

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(4,326.88)
	ii	Capitalized Interest	4,786,013.02

	iii	Total Non-Cash Interest Adjustments	$4,781,686.14

F	Total Student Loan Interest Activity		$10,034,801.93

G.	Non-Reimbursable Losses During Collection Period		$54,743.98

H.	Cumulative Non-Reimbursable Losses to Date		$167,505.22

III. 2002-8 Collection Account Activity 5/31/2004 through 8/31/2004

A		Principal Collections
	i ii iii iv v vi	Principal Payments Received Consolidation Principal Payments Reimbursements by Seller Borrower Benefits Reimbursements Reimbursements by Servicer Re-purchased Principal	$11,942,210.54 84,599,667.22 (1,319.63 9,140.10 102.59 124,977.70)

	vii	Total Principal Collections	$96,674,778.52

B		Interest Collections
i ii iii iv v vi vii viii	Interest Payments Received
Consolidation Interest Payments
Reimbursements by Seller
Borrower Benefits Reimbursements
Reimbursements by Servicer
Re-purchased Interest
Collection Fees/Return Items
		Late Fees	$3,475,843.80 1,587,788.74 4,930.48 25,941.98 2,039.93 1,067.66 20,450.46 135,052.74

	ix	Total Interest Collections	$5,253,115.79

C		Other Reimbursements	$64,865.69

D		Reserves in Excess of the Requirement	$238,726.96

E		Swap Payments Received from Counterparties	$—

F		Administrator Account Investment Income	$—

G		Investment Earnings for Period in Trust Accounts	$165,882.34

H		Funds Released from Capitalized Interest Account	$—

I		Return funds borrowed for previous distribution	$—

		TOTAL AVAILABLE FUNDS	$102,397,369.30
		LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,108,115.30)

J		NET AVAILABLE FUNDS	$101,289,254.00

K		Servicing Fees Due for Current Period	$500,696.46

L		Carryover Servicing Fees Due	$—

M		Administration Fees Due	$20,000.00

N		Total Fees Due for Period	$520,696.46

IV. 2002-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004
INTERIM:

In School
Current	2.862%	2.817%	48,121	39,261	22.586%	20.218%	$160,416,574.43	$125,395,279.27	21.657%	19.328%

Grace
Current	2.858%	2.799%	22,035	19,585	10.342%	10.086%	$75,304,381.63	$73,818,159.92	10.166%	11.378%
TOTAL INTERIM	2.861%	2.810%	70,156	58,846	32.928%	30.304%	$235,720,956.06	$199,213,439.19	31.824%	30.707%
REPAYMENT

Active
Current	3.897%	3.853%	69,195	65,794	32.477%	33.882%	$187,423,211.94	$174,116,178.72	25.303%	26.838%
31-60 Days Delinquent	3.774%	3.721%	5,462	6,979	2.564%	3.594%	$16,652,282.07	$22,716,473.54	2.248%	3.501%
61-90 Days Delinquent	3.783%	3.772%	3,577	3,707	1.679%	1.909%	$11,515,323.37	$12,167,373.87	1.555%	1.875%
91-120 Days Delinquent	3.823%	3.770%	2,404	2,116	1.128%	1.090%	$8,091,584.08	$6,335,874.41	1.092%	0.977%
> 120 Days Delinquent	3.738%	3.734%	6,565	6,767	3.081%	3.485%	$20,205,908.79	$20,671,813.39	2.728%	3.186%

Deferment
Current	3.198%	3.126%	29,097	26,595	13.657%	13.696%	$136,985,133.28	$113,005,286.51	18.494%	17.419%

Forbearance
Current	3.791%	3.740%	26,127	22,693	12.263%	11.686%	$122,863,300.07	$98,576,355.78	16.587%	15.194%
TOTAL REPAYMENT	3.667%	3.629%	142,427	134,651	66.849%	69.341%	$503,736,743.60	$447,589,356.22	68.007%	68.991%
Claims in Process (1)	3.895%	3.621%	474	689	0.222%	0.355%	$1,254,138.72	$1,962,410.83	0.169%	0.302%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.411%	3.378%	213,057	194,186	100.000%	100.000%	$740,711,838.38	$648,765,206.24	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2002-8 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.393%	118,530	$340,002,839.46	52.408%
- GSL — Unsubsidized	3.277%	72,504	$296,184,012.18	45.653%
- PLUS Loans	4.470%	1,395	$6,709,706.62	1.034%
- SLS Loans	5.414%	1,757	$5,868,647.98	0.905%

- Total	3.378%	194,186	$648,765,206.24	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.374%	155,770	$564,925,332.60	87.077%
-Two Year	3.355%	29,631	$63,715,705.48	9.821%
-Technical	3.559%	8,708	$19,973,317.99	3.079%
-Other	4.905%	77	$150,850.17	0.023%

- Total	3.378%	194,186	$648,765,206.24	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-8 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$4,595,763.88
B	Interest Subsidy Payments Accrued During Collection Period				1,283,526.54
C	SAP Payments Accrued During Collection Period				835,090.07
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)				165,882.34
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$6,880,262.83
G	Student Loan Rate
	i	Days in Calculation Period			92
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$6,880,262.83
	iv	Primary Servicing Fee			$1,608,811.76
	v	Administration Fee			$20,000.00
	vi	Swap Fees			$9,743.97
	vii	Total Pool Balance at Beginning of Collection Period			$760,671,067.40
	viii	Student Loan Rate			2.69644%
H	Interest Rate Swap Calculations

			Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Swap Notional Amount	$0.00	$135,610,745.07	$173,000,000.00	$418,503,000.00	$35,459,000.00
	ii	Note Interest Rate	0.00000%	1.56000%	1.62000%	1.72000%	2.02000%
	iii	Student Loan Rate	2.69644%	2.69644%	2.69644%	2.69644%	2.69644%
	iv	Excess Over Student Loan Rate (ii-iii)	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%
	v	Swap Payments Due to Trust	$0.00	$0.00	$0.00	$0.00	$0.00

	vi	Swap Payments Due to Counterparty	$0.00	$1,732.80	$2,210.55	$5,347.53	$453.09
		(.005% per annum of swap notional)

VII. 2002-8 Accrued Interest Factors

		Accrued Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	06/15/04 - 09/15/04	0.00000%
B	Class A-2 Interest Rate	0.003986667	06/15/04 - 09/15/04	1.56000%
C	Class A-3 Interest Rate	0.004140000	06/15/04 - 09/15/04	1.62000%
D	Class A-4 Interest Rate	0.004395556	06/15/04 - 09/15/04	1.72000%
F	Class B Interest Rate	0.005162222	06/15/04 - 09/15/04	2.02000%

VIII. 2002-8 Inputs From Previous Quarter 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$740,711,838.38
	ii	Interest To Be Capitalized	19,959,229.02

	iii	Total Pool	$760,671,067.40
	iv	Specified Reserve Account Balance	1,901,677.67

	v	Total Adjusted Pool	$762,572,745.07

B	Total Note and Certificate Factor		0.64517534834
C	Total Note Balance		$762,572,745.07

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.3685074594	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$135,610,745.07	$173,000,000.00	$418,503,000.00	$35,459,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,901,677.67
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-J)		$101,289,254.00	$101,289,254.00

B	Primary Servicing Fees-Current Month		$500,696.46	$100,788,557.54

C	Administration Fee		$20,000.00	$100,768,557.54

D	Swap Fees

	i	Fixed Rate Swap Payment	$3,247.99	$100,765,309.55
	ii	Fixed Rate Swap Payment	$3,247.99	$100,762,061.56
	iii	Fixed Rate Swap Payment	$3,247.99	$100,758,813.57

		Total Swap Fee	$9,743.97

E	Noteholder’s Interest Distribution Amount

	i	Class A-1	$0.00	$100,758,813.57
	ii	Class A-2	$540,634.84	$100,218,178.73
	iii	Class A-3	$716,220.00	$99,501,958.73
	iv	Class A-4	$1,839,553.19	$97,662,405.54
	vi	Class B	$183,047.24	$97,479,358.30

	vii	Total Noteholder's Interest Distribution	$3,279,455.27

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$97,479,358.30
	ii	Class A-2	$95,729,510.65	$1,749,847.65
	iii	Class A-3	$0.00	$1,749,847.65
	iv	Class A-4	$0.00	$1,749,847.65
	vi	Class B	$0.00	$1,749,847.65

	vii	Total Noteholder's Principal Distribution	$95,729,510.65

G	Increase to the Specified Reserve Account Balance		$0.00	$1,749,847.65

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,749,847.65

I	Carryover Servicing Fees		$0.00	$1,749,847.65

J	Excess to Certificate Holder		$1,749,847.65	$0.00

X. 2002-8 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due			$0.00	$540,634.84	$716,220.00	$1,839,553.19	$183,047.24
	ii	Quarterly Interest Paid			0.00	540,634.84	$716,220.00	$1,839,553.19	183,047.24

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$95,729,510.65	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	95,729,510.65	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$96,270,145.49	$716,220.00	$1,839,553.19	$183,047.24

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 8/31/04			$762,572,745.07
	ii	Adjusted Pool Balance 8/31/04			666,843,234.42

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$95,729,510.65

	iv	Adjusted Pool Balance 5/31/04			$762,572,745.07
	v	Adjusted Pool Balance 8/31/04			666,843,234.42

	vi	Current Principal Due (iv-v)			$95,729,510.65
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$95,729,510.65

	ix	Principal Distribution Amount Paid			$95,729,510.65

	x	Principal Shortfall (viii — ix)			$—

C		Total Principal Distribution			$95,729,510.65
D		Total Interest Distribution			3,279,455.27

E		Total Cash Distributions			$99,008,965.92

F	Note Balances			6/15/2004	9/15/2004
	i	A-1 Note Balance	78442GEZ5	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GFA9	$135,610,745.07	$39,881,234.42
		A-2 Note Pool Factor		0.3685074594	0.1083729196

	iii	A-3 Note Balance	78442GFB7	$173,000,000.00	$173,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GFC5	$418,503,000.00	$418,503,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GFD3	$35,459,000.00	$35,459,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,901,677.67
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$1,901,677.67
	v	Required Reserve Account Balance			$1,662,950.71

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Waterfall			$238,726.96
	viii	Ending Reserve Account Balance			$1,662,950.71

XI. 2002-8 Historical Pool Information

			06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	06/01/03-08/31/03	03/01/03-05/31/03
Beginning Student Loan Portfolio Balance			$740,711,838.38	$775,776,702.81	$858,204,181.20	$944,304,302.24	$1,041,740,334.54	$1,082,961,365.44
	Student Loan Principal Activity
	i	Regular Principal Collections	$93,374,357.27	$34,306,969.80	$84,497,604.47	$94,060,997.70	$103,441,283.94	$32,097,703.73
	ii	Principal Collections from Guarantor	3,167,520.49	2,613,167.45	1,666,150.54	814,417.94	777,397.75	567,257.90
	iii	Principal Reimbursements	132,900.76	167,190.80	68,025.62	437,221.15	448,430.35	10,651,856.64
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$96,674,778.52	$37,087,328.05	$86,231,780.63	$95,312,636.79	$104,667,112.04	$43,316,818.27
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$57,866.64	$42,507.76	$24,817.47	$608,171.54	$1,153,325.23	$991,801.65
	ii	Capitalized Interest	(4,786,013.02)	(2,064,971.38)	(3,829,119.71)	(9,820,687.29)	(8,384,404.97)	(3,087,589.02)

	iii	Total Non-Cash Principal Activity	$(4,728,146.38)	$(2,022,463.62)	$(3,804,302.24)	$(9,212,515.75)	$(7,231,079.74)	$(2,095,787.37)
(-)	Total Student Loan Principal Activity		$91,946,632.14	$35,064,864.43	$82,427,478.39	$86,100,121.04	$97,436,032.30	$41,221,030.90
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,218,961.94	$2,148,958.28	$3,177,011.75	$5,361,506.18	$3,984,813.74	$2,821,119.33
	ii	Interest Claims Received from Guarantors	95,092.14	100,858.40	69,124.18	25,512.99	19,896.83	9,981.43
	iii	Collection Fees/Returned Items	20,450.46	15,040.89	11,008.63	7,127.70	7,605.09	5,738.37
	iv	Late Fee Reimbursements	135,052.74	95,201.35	102,988.09	96,380.50	103,067.59	76,462.57
	v	Interest Reimbursements	33,980.05	67,315.00	4,903.85	18,739.11	62,540.93	119,008.25
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	303,733.16	109,415.48	139,415.12	157,656.61	(177.72)	8,485.52
	viii	Subsidy Payments	1,445,845.30	1,578,346.25	1,897,658.42	5,370,378.39	3,279,496.44	532,605.16

	ix	Total Interest Collections	$5,253,115.79	$4,115,135.65	$5,402,110.04	$11,037,301.48	$7,457,242.90	$3,573,400.63
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(4,326.88)	$(2,468.55)	$4,215.67	$(584,440.34)	$(1,149,833.20)	$(912,648.47)
	ii	Capitalized Interest	4,786,013.02	2,064,971.38	3,829,119.71	9,820,687.29	8,384,404.97	3,087,589.02

	iii	Total Non-Cash Interest Adjustments	$4,781,686.14	$2,062,502.83	$3,833,335.38	$9,236,246.95	$7,234,571.77	$2,174,940.55

	Total Student Loan Interest Activity		$10,034,801.93	$6,177,638.48	$9,235,445.42	$20,273,548.43	$14,691,814.67	$5,748,341.18
(=)	Ending Student Loan Portfolio Balance		$648,765,206.24	$740,711,838.38	$775,776,702.81	$858,204,181.20	$944,304,302.24	$1,041,740,334.54
(+)	Interest to be Capitalized		$16,415,077.47	$19,959,229.02	$19,473,574.79	$21,479,066.06	$30,681,511.72	$35,695,759.50
(=)	TOTAL POOL		$665,180,283.71	$760,671,067.40	$795,250,277.60	$879,683,247.26	$974,985,813.96	$1,077,436,094.04
(+)	Reserve Account Balance		$1,662,950.71	$1,901,677.67	$1,988,125.69	$2,199,208.12	$2,437,464.53	$2,693,590.24
(=)	Total Adjusted Pool		$666,843,234.42	$762,572,745.07	$797,238,403.29	$881,882,455.38	$977,423,278.49	$1,080,129,684.28

XII. 2002-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Mar-03	$1,116,529,454	13.00%
Jun-03	$1,077,436,094	12.60%
Sep-03	$974,985,814	18.58%
Dec-03	$879,683,247	21.61%
Mar-04	$795,250,278	23.05%
Jun-04	$760,671,067	21.21%
Sep-04	$665,180,284	23.60%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.